                                                                Exhibit 3.(ii)




                                   BY-LAWS

                                      of

                            TUSCARORA INCORPORATED

                         (a Pennsylvania corporation)



                      As Amended and Restated Effective
                              December 15, 1994

                               Index to By-Laws
                               ----------------

Section                                                                                                     Page
- - -------                                                                                                     ----
                                                           ARTICLE I
                                                         SHAREHOLDERS
                                                         ------------

   1.01                 Annual Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
   1.02                 Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
   1.03                 Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
   1.04                 Meetings by Telephone   . . . . . . . . . . . . . . . . . . . . . . . . . .           2


                                                           ARTICLE II
                                                           DIRECTORS
                                                           ---------

   2.01                 Number, Election and Term of Office   . . . . . . . . . . . . . . . . . . .           3
   2.02                 Regular Meetings; Notice  . . . . . . . . . . . . . . . . . . . . . . . . .           3
   2.03                 Annual Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3
   2.04                 Special Meetings; Notice  . . . . . . . . . . . . . . . . . . . . . . . . .           4
   2.05                 Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4
   2.06                 Meetings by Telephone   . . . . . . . . . . . . . . . . . . . . . . . . . .           5
   2.07                 Presumption of Assent   . . . . . . . . . . . . . . . . . . . . . . . . . .           5
   2.08                 Catastrophe   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
   2.09                 Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
   2.10                 Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
   2.11                 Personal Liability of Directors   . . . . . . . . . . . . . . . . . . . . .           7


                                                          ARTICLE III
                                                     OFFICERS AND EMPLOYEES
                                                     ----------------------

   3.01                 Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
   3.02                 Additional Officers; Other Agents and
                          Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
   3.03                 The President   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
   3.04                 The Vice Presidents   . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
   3.05                 The Secretary and Assistant Secretaries   . . . . . . . . . . . . . . . . .          10
   3.06                 The Treasurer and Assistant Treasurers  . . . . . . . . . . . . . . . . . .          11
   3.07                 Vacancies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
   3.08                 Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . .          12


                                                           ARTICLE IV
                                                     SHARES OF CAPITAL STOCK
                                                     -----------------------

   4.01                 Share Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
   4.02                 Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
   4.03                 Lost, Stolen, Destroyed or Mutilated
                          Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14
   4.04                 Regulations Relating to Shares  . . . . . . . . . . . . . . . . . . . . . .          14
   4.05                 Holders of Record   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14





                                        (i)

                                                           ARTICLE V
                                       MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS
                                       --------------------------------------------------

   5.01                 Execution of Notes, Checks, Contracts
                        and Other Instruments   . . . . . . . . . . . . . . . . . . . . . . . . . .          15
   5.02                 Voting Securities Owned by the Company  . . . . . . . . . . . . . . . . . .          15


                                                           ARTICLE VI
                                                       GENERAL PROVISIONS
                                                       ------------------

   6.01                 Offices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
   6.02                 Corporate Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
   6.03                 Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
   6.04                 Conflict with Articles  . . . . . . . . . . . . . . . . . . . . . . . . . .          16


                                                          ARTICLE VII
                                                           AMENDMENTS
                                                           ----------

   7.01                 Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17





                                     (ii)

                            TUSCARORA INCORPORATED

                                    BY-LAWS

                                   ARTICLE I
                                 SHAREHOLDERS
                                 ------------

                 Section 1.01. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held on the third Friday of December in each year if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a legal holiday, at 11:00 a.m. at the principal business office of the Company, or at such other date, time and place as may be fixed by the Board of Directors. Written notice of the annual meeting shall be given at least ten days prior to the meeting to each shareholder entitled to vote thereat. Any business may be transacted at the annual meeting regardless of whether the notice calling such meeting contains a reference thereto, except as otherwise required by law.

                 Section 1.02. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time, for the purpose or purposes set forth in the call, by the President or the Board of Directors, by delivering a written request to the Secretary. Special meetings shall be held at the principal business office of the Company, or at such other place as may be fixed by the Board of Directors. The Secretary shall thereupon fix the time and date of such special meeting, which shall be held not more than sixty days after the receipt of such request, and shall give due notice thereof. Written notice of each special meeting shall be given at least five days prior to the meeting to each shareholder entitled to vote thereat. Such notice shall specify the general nature of the business to be transacted at such special meeting, and no other business may be transacted at such special meeting.

                 Section 1.03. ORGANIZATION. A Chairman of the Board and Vice Chairman shall be designated by the Directors. The Chairman of the Board, or in his absence, the Vice Chairman, or in his absence, the President, or in his absence, a Director designated by the Board, shall preside, and the Secretary, or in his absence any Assistant Secretary, shall take the minutes, at all meetings of the shareholders. In the absence of the Secretary and an Assistant Secretary, the presiding officer shall designate any person to take the minutes of the meeting.

                 Section 1.04. MEETINGS BY TELEPHONE. One or more shareholders may participate in any annual or special meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner by a shareholder will be considered to be attendance in person for all purposes under these By-Laws.

                                  ARTICLE II
                                  DIRECTORS
                                  ---------

                 Section 2.01. NUMBER, ELECTION AND TERM OF OFFICE. The number, election and term of office of Directors shall be as set forth in
Article 8th (or any successor article thereto) of the Articles of the Company.

                 Section 2.02. REGULAR MEETINGS; NOTICE. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated by the Board of Directors from time to time. Notice of such regular meetings shall not be required, except as otherwise expressly required herein or by law, and except that whenever the time or place of regular meetings shall be initially fixed and then changed, notice of such action shall be given promptly by telephone or otherwise to each Director not participating in such action. Any business may be transacted at any regular meeting.

                 Section 2.03. ANNUAL MEETINGS. A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of the shareholders. Such regular meeting shall be the annual organization meeting at which the Board of Directors shall organize itself by electing officers and appointing members of standing committees of the Board of Directors and may transact any other business.

                 Section 2.04. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called at any time by the Board itself, or by the President, or by at least one-fourth of the Directors, to be held at such place and day and hour as shall be specified by the person or persons calling the meeting. Notice of every special meeting of the Board of Directors shall be given by the Secretary to each Director at least two days before the meeting. Any business may be transacted at any special meeting regardless of whether the notice calling such meeting contains a reference thereto, except as otherwise required by law.

                 Section 2.05. ORGANIZATION. At all meetings of the Board of Directors, the presence of at least a majority of the Directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the Directors present until a quorum as aforesaid shall be present, but notice of the time and place to which such meeting is adjourned shall be given to any Directors not present either by being sent by telegraph or given personally or by telephone at least eight hours prior to the hour of reconvening. Except as otherwise provided in the Articles of the Company, resolutions of the Board shall be adopted, and any action of the Board upon any matter shall be valid and effective, with the affirmative vote of a majority of the Directors present at a meeting duly convened and at which a quorum is present. The Chairman of the Board, if he is present, or if not, the Vice

Chairman, if he is present, or if not, the President, if he is present, or if not, a Director designated by the Board, shall preside at each meeting of the Board. The Secretary, or in his absence any Assistant Secretary, shall take the minutes at all meetings of the Board of Directors. In the absence of the Secretary and an Assistant Secretary, the presiding officer shall designate any person to take the minutes of the meeting.

                 Section 2.06. MEETINGS BY TELEPHONE. One or more Directors may participate in any regular or special meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner by a Director will be considered to be attendance in person for all purposes under these By-Laws.

                 Section 2.07. PRESUMPTION OF ASSENT. Minutes of each meeting of the Board shall be made available to each Director at or before the next succeeding meeting. Each Director shall be presumed to have assented to such minutes unless his objection thereto shall be made to the Secretary at or within two days after such succeeding meeting.

                 Section 2.08. CATASTROPHE. Notwithstanding any other provisions of the Pennsylvania Business Corporation Law, the Articles or these By-Laws, if any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, or any other national or local disaster, causes a majority of the Board to be incapable of acting as such because of death or other physical disability or difficulties of communication or transportation, the other Director or Directors shall constitute a quorum for the sole purpose of electing Directors to replace the Directors so incapable of acting. The Directors so elected shall serve until such replaced Directors are able to attend meetings of the Board or until the shareholders act to elect Directors for such purpose. Questions as to the existence of such an emergency or disaster or as to the fact of such incapacity shall be conclusively determined by such other Director or Directors.

                 Section 2.09. RESIGNATIONS. Any Director may resign by submitting his resignation to the Secretary. Such resignation shall become effective upon its receipt by the Secretary or as otherwise specified therein.

                 Section 2.10. COMMITTEES. By resolution adopted by a majority of the whole Board, standing or temporary committees, which may include an Executive Committee, consisting of at least two Directors may be appointed by the Board of Directors from time to time. Each such committee shall have and exercise such authority of the Board of Directors in the management of the business and affairs of the Company as the Board may specify from time to time, which may include declaration of dividends, authorization of the issuance and terms of sale of stock or debt securities, fixing the relative rights and preferences of preferred stock or other securities issued by the Company and any other action which the Pennsylvania Business Corporation Law provides shall or may be taken by the Board of Directors. The Board may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee, and in the event of such absence or disqualification, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any action taken by any committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alteration or revocation.

                 Section 2.11.  Personal Liability of Directors.
                                -------------------------------
                 (a)  ELIMINATION OF LIABILITY.   To the fullest extent that
the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

                 (b) This Section 2.11 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Company occurring prior to January 27, 1987. The provisions of this Section 2.11 shall be deemed to be a contract with each Director of the Company who serves as such at any time while this Section 2.11 is in effect, and each such Director shall be deemed to be so serving in reliance on the provisions of this Section 2.11. Any amendment or repeal of this Section 2.11 or adoption of any other By-Law of this Company or provision of the Articles of this Company which has the effect of increasing Director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a Director prior to such amendment, repeal, By-Law or other provision becoming effective.

                 (c) This Section 2.11 can be amended, altered, changed or repealed only if the Article of the Company which is substantially identical to this Section 2.11 is at the same time amended, altered, changed or repealed in a substantially identical manner.


                                 ARTICLE III
                            OFFICERS AND EMPLOYEES
                            ----------------------

                 Section 3.01. OFFICERS. The officers of the Company shall be the President, the Secretary and the Treasurer, and may include one or more Vice Presidents as the Board may from time to time determine, all of whom shall be elected by the Board. Any two or more offices may be held by the same person. Each officer shall hold office at the pleasure of the Board, or until his death or resignation.

                 Section 3.02. ADDITIONAL OFFICERS; OTHER AGENTS AND EMPLOYEES. The Board of Directors may from time to time elect or employ such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; the Board or the Chief Executive Officer shall prescribe their duties, conditions of employment and compensation; and the Board shall have the right to dismiss them at any time, without prejudice to their contract rights, if any. The Chief Executive Officer may employ from time to time such other agents, employees and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Company, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them at any time, without prejudice to their contract rights, if any.

                 Section 3.03. THE PRESIDENT. The President shall be the Chief Executive Officer. Subject to the control of the Board of Directors, the President shall have general management and executive powers over all the business, property and employees of the Company and shall see that the policies and programs adopted or approved by the Board of Directors are carried out.

                 Section 3.04. THE VICE PRESIDENTS. Each Vice President shall have such powers and duties as from time to time may be prescribed by the Board of Directors or the officer of the Company to whom such Vice President is directly responsible as determined by the Board of Directors or the Chief Executive Officer.

                 Section 3.05. THE SECRETARY AND ASSISTANT SECRETARIES. It shall be the duty of the Secretary (a) to keep an original or duplicate record of the proceedings of the shareholders and the Board of Directors, and a copy of the Articles and of the By-Laws; (b) to give such notices as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the Company and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of and keep, or cause to be kept by a transfer agent or registrar, the stock books of the Company and such records as to the identity of the shareholders, and as to the shares issued to and held of record by them, as may be required by law; and (e) to exercise all powers and duties incident to the office of Secretary; and the Secretary shall have such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors or the Chief Executive Officer. The Secretary by virtue of his office shall be an Assistant Treasurer. Each officer of the Company by virtue of his office shall be an Assistant Secretary. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the Secretary. At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall exercise the powers and duties of the Secretary.

                 Section 3.06. THE TREASURER AND ASSISTANT TREASURERS. It shall be the duty of the Treasurer (a) to keep the Company's contracts, insurance policies, leases, deeds and other business records; (b) to see that the Company's lists, books, reports, statements, tax returns, certificates and other documents and records required by law are properly prepared, kept and filed; (c) to be the principal officer in charge of tax and financial matters, budgeting and accounting of the Company; (d) to have charge and custody of and be responsible for the Company's funds, securities and investments; (e) to receive and give receipts for checks, notes, obligations, funds and securities of the Company, and deposit monies and other valuable effects in the name and to the credit of the Company, in such depositories as shall be designated by the Board of Directors; (f) subject to the provisions of Section 5.01 hereof, to cause the funds of the Company to be disbursed by payment in cash or by checks or drafts upon the authorized depositories of the Company, and to cause to be taken and preserved proper vouchers for such disbursements; (g) to render to the Board of Directors and the Chief Executive Officer whenever they may require it an account of all his transactions as Treasurer, and reports as to the financial position and operations of the Company; (h) to keep appropriate, complete and accurate books and records of account of all the Company's business and transactions; and (i) to exercise all powers and duties incident to the office of Treasurer; and the Treasurer shall have such further duties from time to time as may be prescribed in these By-Laws or by the Board of Directors or the Chief Executive Officer. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall exercise the powers and duties of the Treasurer.

                 Section 3.07. VACANCIES. Any vacancy in any office or position by reason of death, resignation, removal, disqualification, disability or other cause shall be filled in the manner provided in this Article III for regular election or appointment to such office.

                 Section 3.08. DELEGATION OF DUTIES. The Board of Directors may in its discretion delegate for the time being the powers and duties, or any of them, of any officer to any other person whom it may select.

                                  ARTICLE IV
                           SHARES OF CAPITAL STOCK
                           -----------------------

                 Section 4.01. SHARE CERTIFICATES. Every holder of fully-paid stock of the Company shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, and signed (in facsimile or otherwise, as permitted by law) by the Chairman of the Board, if an officer of the Company, the Vice Chairman, if an officer of the Company, or the President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer and sealed with the corporate seal or a facsimile thereof, which shall represent the number and class of shares of stock owned by such holder. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may (or may not) as determined by the Board entitle the holder thereof to voting, dividends or other rights of shareholders. In case any officer of the Company who has signed, or whose facsimile signature has been placed upon any share certificate, shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, the share certificate may, nonetheless, be issued by the Company with the same effect as if such person had not ceased to be such officer at the date of issue of the share certificate.

                 Section 4.02. TRANSFER OF SHARES. Transfers of shares of stock of the Company shall be made on the books of the Company only upon surrender to the Company of the certificate or certificates for such shares properly endorsed, by the shareholder or by his assignee, agent or legal representative, who shall furnish proper evidence of assignment, authority or legal succession, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the Company, in accordance with regular commercial practice.

                 Section 4.03. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such conditions as the Board of Directors may from time to time determine.

                 Section 4.04. REGULATIONS RELATING TO SHARES. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Company.

                 Section 4.05. HOLDERS OF RECORD. The Company shall be entitled to treat the holder of record of any share or shares of stock of the Company as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                  ARTICLE V
              MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS
              --------------------------------------------------

                 Section 5.01. EXECUTION OF NOTES, CHECKS, CONTRACTS AND OTHER INSTRUMENTS. All notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees and all evidences of indebtedness of the Company whatsoever, and all deeds, mortgages, contracts and other instruments requiring execution by the Company, may be signed by the Chairman of the Board, if an officer of the Company, the Vice Chairman, if an officer of the Company, the President, any Vice President or the Treasurer, and authority to sign any of the foregoing, which may be general or confined to specific instances, may be conferred by the Board upon any other person or persons. Any person having authority to sign on behalf of the Company may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized to do so by the Board, which authority may be general or confined to specific instances. Facsimile signatures on checks may be used if authorized by the Board.

                 Section 5.02. VOTING SECURITIES OWNED BY THE COMPANY. Securities owned by the Company and having voting power in any other Company may be voted by the Chairman of the Board, if an officer of the Company, the Vice Chairman, if an officer of the Company, the President, any Vice President or the Treasurer, unless the Board confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person. Any person authorized to vote such securities shall have the power to appoint proxies, with general power of substitution.

                                  ARTICLE VI
                              GENERAL PROVISIONS
                              ------------------

                 Section 6.01. OFFICES. The principal business office of the Company shall be at 800 Fifth Avenue, New Brighton, Pennsylvania 15066. The Company may also have offices at such other places within or without the Commonwealth of Pennsylvania as the business of the Company may require.

                 Section 6.02. CORPORATE SEAL. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Company and the year and state of incorporation.

                 Section 6.03. FISCAL YEAR. The fiscal year of the Company shall end on August 31 or such other day as shall be fixed by the Board of Directors.

                 Section 6.04. CONFLICT WITH ARTICLES. To the extent any of the provisions hereof conflict with the terms of the Articles of the Company, the terms of the Articles shall control.

                                 ARTICLE VII
                                  AMENDMENTS
                                  ----------

                 Section 7.01. AMENDMENTS. Subject to Section 2.11 hereof, these By-Laws may be amended, altered or repealed, and new by-laws may be adopted, in the manner provided for in Section 10.1 of Article 10th of the Articles of the Company (or any successor section thereto). No provision of these By-Laws shall vest any property or contract right in any person.